UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 12, 2011
Date of report (Date of earliest event reported)

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525 (Commission File Number)	11-2621692 (IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On October 12, 2011, CVD Equipment Corporation (the “Company”) and SJA Industries, LLC (“SJA”) entered into a First Amendment to Contract of Sale (the “Amendment”) to amend that certain Contract of Sale, dated September 2, 2011 (the “Contract of Sale”), between the Company and SLA, with respect to the purchase and sale of certain premises located at 355 South Technology Drive, Central Islip, New York 11722.

The Amendment, among other things: (i) withdraws the notice of cancellation, dated September 23, 2011, from SJA to the Company, concerning the Contract of Sale, (ii) maintains the target closing date on or about November 15, 2011 and (iii) states that the closing shall not be extended beyond December 30, 2011, without the prior written consent of the Company, SJA and Sun Life Assurance Company of Canada.

The foregoing is subject to, and qualified entirely by the terms of the Contract of Sale and the Amendment attached hereto as Exhibit 10.1.  The terms of the Amendment are incorporated herein by reference.

On October 17, 2011, the Company issued a press release announcing the execution of the Amendment.  A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	First Amendment to Contract of Sale, dated October 12, 2011, by and between the Company and SJA Industries, LLC.

99.1	Press Release, dated October 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: October 17, 2011	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)